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SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549



Form 8-K



CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



Date of Report (Date of earliest event reported):

February 28, 1997



AMERICAN TIRE CORPORATION
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(Exact name of registrant as specified in its charter)


          NEVADA                    33-94318-C               87-0535207
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(State or other jurisdiction (Commission File Number) (IRS Employer ID No.)
 of incorporation)



446 West Lake Street, Ravenna, Ohio  44266
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(Address of principal executive office)



Registrant's telephone number, including area code: (330) 296-8778
                                                    --------------

N/A
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 (Former name or former address, if changed since last report)










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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS


Summary

     Effective February 28, 1997, American Tire Corporation (the "Registrant" or "Company") completed the acquisition of all of the capital stock of UTI Chemicals (Europe) Ltd, a United Kingdom corporation ("UTI-UK"), from Coronel Investments Limited, a Jersey corporation ("Coronel"). The acqusition was made pursuant to a Share Purchase Agreement dated January 14, 1997 (the "Agreement"), between the Company, UTI-UK and Coronel, wherein the Company agreed to acquire UTI-UK from Coronel in exchange for the payment of 200,000 shares of the Company's restricted common stock and a cash payment of $400,000. The Company utilized proceeds derived from the recent private placement of its equity securities to make the cash portion of the purchase price. The closing bid price for the Company's common stock on February 28, 1997 (the "Closing Date") was $7.75. Based on the closing bid price for the Company's common stock and the $400,000 cash, the purchase price of UTI-UK was valued at $1,950,000. For purposes of accounting treatment, the acquisition of UTI-UK will be treated as a purchase by the Company.

     UTI-UK has since 1990 been a distributor of urethane bicycle, wheelchair and other specialty tires in the United Kingdom and Europe. UTI-UK distributes urethane bicycle tires under the trade name "Urathon TM" in approximately 540 Michelin Tire Company owned ATS stores in England, Scotland and Wales. UTI also sell products in France, Denmark, Austria, the Netherlands and Germany through independent representatives and distributors.

     In connection with the acquisition of UTI-UK, the Company and Coronel entered into a lock-up agreement, wherein Coronel agreed not to sell during the 24 month period following the Closing Date (i.e., March 1, 1999), more than 50,000 shares of the Company's common stock acquired, provided however, all such sales of the Company's common stock during the lock-up period are made in a market transaction pursuant to an effective registration statement or in reliance on an exemption from registration under the Securities Act of 1933, as amended.

     In addition, the Company entered into a management agreement with Coronel, wherein Coronel has been retained to manage the day-to-day operations of UTI-UK for a 12-month period beginning February 1, 1997, in exchange for a monthly fee of US$9,990, and Hugh-Sims Hilditch, the principal shareholder of Coronel was appointed to the Company's board of directors and to serve as Managing Director for European Operation.

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ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL STATEMENTS, AND EXHIBITS

(a)(1)  Financial Statements of Business Acquired.

     The financial statements required be to filed pursuant to this subsection will be supplied when available, but not later than 60 days from the date of this filing.

(b)(1)  Pro Forma Financial Statements.

     The pro forma financial statements required be to filed pursuant to this subsection will be supplied when available, but not later than 60 days from the date of this filing.

(c)(1)  Exhibits.  The following exhibits are included as part of this report:

            SEC
Exhibit     Reference
Number      Number      Title of Document                        Location
-------     ---------   -----------------                        --------
   10          10       Share Purchase Agreement between the
                        Company and Coronel Investments Limited,
                        including exhibits A and B thereto...... This filing


SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunder duly authorized.

                                          AMERICAN TIRE CORPORATION


Date:     March 10, 1997                      /s/ Richard A. Steinke, C.E.O.
                                          -----------------------------------
                                          Richard A. Steinke, C.E.O.